EXHIBIT 10.1

     SECOND AMENDED AND RESTATED MANAGEMENT AGREEMENT

     THIS SECOND AMENDED AND RESTATED MANAGEMENT AGREEMENT (the "Agreement"), dated as of November 16, 1995, by and among PUBLIC STORAGE, INC., a California corporation ("PSI") and each of the entities listed on Schedule A (individually, "Owner" and collectively, "Owners"):

                                    RECITALS:
                                    ---------

     A. The parties desire to amend and restate the terms and provisions of an Amended Management Agreement dated as of February 21, 1995 (the "Original Agreement") in their entirety to reflect the merger of Public Storage Management, Inc. into PSI;

     B. Owners own mini-warehouse properties (the "Properties");

     C. PSI is currently performing services, and has special expertise, in regard to other similar facilities owned by PSI and by other owners;

     D. Owners desire to continue to engage PSI to render certain services in regard to the Properties and PSI desires to accept said engagement, all in accordance with the terms and conditions of this Agreement as hereinafter set forth; and

     E. Owners desire and intend to continue to retain final authority over and operational control of the Properties during the term of this Agreement, including final decisions as to personnel, third party vendors, repairs and maintenance, purchase of inventory and supplies, eviction procedures, rent collections, and operating procedures and budgets for the Properties.

     NOW, THEREFORE, in consideration for the mutual covenants herein contained, the parties hereto hereby adopt the following complete amendment and restatement of the Original Agreement:


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     1. Engagement.
        ----------

     (a) Owner hereby engages PSI as an independent contractor and PSI hereby accepts such engagement and as described herein, upon the terms and conditions hereinafter set forth.

     (b) Owner acknowledges that PSI is in the business of rendering services in connection with facilities currently owned or to be acquired by PSI and others. It is hereby expressly agreed that PSI may continue to engage in such activities (whether or not such other facilities may be in direct or indirect competition with Owner) and may in the future engage in other businesses which may compete directly or indirectly with activities of Owner.

     (c) In the performance of its duties under this Agreement, PSI shall occupy the position of an independent contractor with respect to Owner. Nothing contained herein shall be construed as making the parties hereto partners or joint venturers, nor, except as expressly otherwise provided for herein, construed as making PSI an agent or employee of Owner.

     2. Duties and Authority of PSI.
        ----------------------------

     (a) GENERAL DUTIES AND AUTHORITY. Subject to the restrictions and limitations provided herein, PSI shall coordinate all aspects of the operation of the Properties. Unless otherwise expressly provided in this Agreement to the contrary all such operations shall be performed on behalf of, for the account of, and under the supervision of Owner. Notwithstanding the foregoing or anything else in this Agreement, Owner shall have the sole and exclusive authority to fully and completely manage the Properties and supervise and direct the business and affairs associated or related to the daily operation thereof.

     (b) RENTING OF THE PROPERTIES. PSI shall advise in respect of, and coordinate general policies and procedures for, the marketing activities of Owner's employees for the Properties, including providing Owner with the recommended terms and conditions of occupancy and forms of rental agreement in each state in which the Properties are located, monitoring related legal requirements and implementing necessary changes to such terms and conditions and


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forms of rental agreement.  Owner's employees shall enter into rental agreements on behalf, in the name and for the account of Owner with tenants and collect rent from tenants of the Properties in accordance with such rental agreements. PSI shall advise in respect of, and coordinate general policies and procedures for, yellow page and media advertising.

     (c) REPAIR, MAINTENANCE AND IMPROVEMENTS. PSI shall assist, advise and coordinate the acquisition of furniture, fixtures and supplies for the Properties, and the purchase, lease or other acquisition of the same on behalf, in the name and for the account of Owner. PSI shall advise Owner's employees in respect of all decisions concerning the maintenance, repair and landscaping of the Properties; all costs incurred in connection therewith shall be on behalf, in the name and for the account of Owner.

     (d) PERSONNEL. PSI shall assist, advise and coordinate, through Owner's employees, the selection of all vendors, suppliers, contractors, subcontractors and employees with respect to the Properties and shall assist and advise Owner in establishing policies for the hire, discharge and supervision of all labor and employees required for the operation (including billing and collections) and maintenance of the Properties, including attorneys, accountants, consultants and clerical employees; all such acts shall be on behalf of and on the account of Owner. Any employees so hired shall be employees of Owner, but shall be carried on the payroll of a corporation organized to employ such personnel and shall not be deemed to be employees of PSI. Owner shall not bear the salaries or fringe benefits of the executive officers, directors and controlling persons of PSI. Employees of Owner may render services on a full-time or part-time basis. Employees of Owner may include, but will not be limited to, on-site resident managers, maintenance personnel and other individuals located, rendering services, or performing activities on the Properties in connection with their operation. The cost of employing such persons shall not exceed prevailing rates for comparable persons performing the same or similar services with respect to real estate similar to the Properties. It is understood and acknowledged that some or all of such persons may be simultaneously employed by Owner and by or for the account of the owners of other facilities for whom PSI is performing services, some of whom may (i) be affiliates of PSI and (ii) compete with Owner. These persons shall be employed by Owner on a part-time basis and Owner shall pay only for the time allocable to services to Owner on an equitable basis and PSI shall report such allocation to Owner.

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

     PSI shall be responsible for the disbursement of funds in payment of all expenses incurred in connection with the operation of the Properties and Owner shall not be required to employ personnel in such disbursement. PSI shall not be separately reimbursed for the cost of furnishing such service and shall not be reimbursed for the time of its executive officers devoted to Owner's affairs or for the other overhead expenses of PSI.

     (e) AGREEMENTS. PSI shall assist, advise and coordinate the negotiation and execution by Owner's employees of such agreements deemed necessary or advisable for the furnishing of utilities, services, concessions and supplies, for the maintenance, repair and operation of the Properties and such other agreements which are intended for the benefit of the Properties and which are incidental to the matters covered by this Agreement.

     (f) REGULATIONS AND PERMITS. PSI shall assist and advise in regard to, and coordinate, the compliance with applicable statutes, ordinances, laws, rules, regulations and orders of any governmental or regulatory body, having jurisdiction over the Properties, in each of the jurisdictions in which the Properties are located, respecting the use of the Properties and the maintenance or operation thereof. PSI shall assist, advise and coordinate with Owner in applying for and attempting to obtain and maintain, on behalf, in the name and for the account of Owner, all licenses and permits required or advisable in connection with the management and operation of the Properties. PSI shall maintain, at PSI's offices, a legal staff, at the expense of Owner (and other owners of facilities), to respond to inquiries by Owner's employees regarding the foregoing.

     (g) RECORDS, REPORTS AND ACCOUNTING. PSI shall maintain the operation of a system of record keeping, bookkeeping and accounting with respect to all receipts and disbursements in connection with the management and operation of the Properties. The books, records and accounts shall be maintained at PSI's office, shall be organized in a manner which will permit the performance of an audit thereon, and shall be available and open to examination and audit by Owner or its representatives at all reasonable times.

     PSI shall cause to be prepared and delivered to Owner, at Owner's expense and by Owner's employees financial statements as follows:

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     (i) On or before thirty (30) days after the end of each calendar  month,  a statement of operations showing the results of operation of each of the Properties (including expenses paid by Owner) for the next preceding month and for Owner's fiscal year to date having annexed thereto a computation of the fee under this Agreement for such month.

     (ii) On or before one hundred twenty (120) days after the close of the fiscal year, a statement of operations showing the results of the operations of the Properties during said fiscal year, having annexed thereto a computation of the fee for such fiscal year.

     (h) DEPOSITS AND DISBURSEMENTS. PSI shall cause the establishment of bank accounts in the name of Owner and Owner's employees shall deposit in such bank accounts all receipts and monies arising from the operation of the Properties or otherwise received for and on behalf of Owner. Interest income from such funds of Owner shall not be deemed income from the Properties for purposes of computing the fee payable hereunder. PSI shall not commingle any of the above-described revenues with any other funds. PSI shall disburse Owner's funds from said accounts on behalf of Owner in such amounts and at such times as disbursement of such revenues for payment of expenses is required in accordance with this Agreement. Funds of Owner in excess of those required for the operation and maintenance of the Properties in accordance with this Agreement during the term hereof shall be distributed to Owner monthly concurrently with the report required by Section 2(g) hereof.

          (i) COLLECTION. PSI shall advise on general procedures in regard to billing and collection by Owner's employees of all accounts receivable with respect to the Properties and shall coordinate policies and procedures to minimize the amount of bad debts.

          (j) LEGAL ACTIONS. PSI shall coordinate in the name of Owner any and all legal actions or proceedings deemed necessary or advisable to collect charges, rent or other income due to Owner with respect to the Properties or to oust or dispossess tenants or other persons unlawfully in possession under any lease, license, concession agreement or otherwise, and to collect damages for breach thereof or default thereunder by such tenant, licensee, concessionaire or

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occupant.  The costs of all such legal actions or proceedings  shall be borne by
Owner. PSI shall maintain, at PSI's offices, a legal staff, at the expense of Owner (and other owners of facilities) to assist, advise and coordinate such activities.

     (k) INSURANCE. PSI shall use its best efforts to assure that there is obtained and kept in force, at the expense of Owner, fire, comprehensive liability and other insurance policies in amounts generally carried with respect to similar facilities, to the extent reasonably available on economic terms. To reduce the cost of such insurance, PSI shall coordinate the purchase of such insurance with other owners for whom PSI is rendering similar services. In an effort to reduce the potential liability of Owner to tenants for losses to their goods PSI shall also use its best efforts to assure that there is kept in force a program to insure tenants in the Properties against losses to their goods from theft or destruction. Such program is currently provided by an affiliate of PSI, which receives the premiums and bears the risks associated with such insurance.

     (l) TAXES. PSI shall disburse all taxes, personal and real, and assessments properly levied on the Properties in the name and for the account of Owner. PSI shall implement and maintain a procedure for review by Owner's employees of all amounts assessed on the Properties.

     (m) OPERATIONS SYSTEMS. PSI shall develop and maintain systems for space inventory, accounting and handling delinquent accounts, including a computerized network linking the Properties with PSI's headquarter offices and integrating data on the Properties with Owner's accounting system.

     (n) RESTRICTIONS. Notwithstanding anything to the contrary set forth in this Section 2, PSI shall not be required to do, or cause to be done, anything for the account of Owner (i) which may make PSI liable to third parties, (ii) which may not be commenced, undertaken or completed because of insufficient funds of Owner, or (iii) which may not be commenced, undertaken or completed because of acts of God, strikes, governmental regulations or laws, acts of war or other types of events beyond PSI's control whether similar or dissimilar to the foregoing.

     (o) LIMITATIONS ON PSI'S AUTHORITY. Notwithstanding anything to the contrary set forth in this Section 2, PSI shall not, without obtaining the prior written consent of Owner: (i) rent storage space in Properties by written lease or agreement; (ii) alter the buildings or other structures of the Properties in any material manner; (iii) make any agreements which exceed one year and are not

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terminable  on thirty (30) days' notice at the will of Owner,  without  penalty, payment or surcharge; or (iv) sell, mortgage or otherwise dispose of any Properties. PSI operates in the state of California in the same offices as, and currently utilizing common control personnel as, Owner. Nothing herein shall be construed to require PSI to maintain personnel in the state where facilities are located.

     (p) SHARED EXPENSES. Certain economies may be achieved with respect to certain expenses to be incurred on behalf of Owner hereunder if materials, supplies, insurance or services are purchased by PSI in quantity for use not only in connection with the Properties but in connection with other properties as to which PSI renders services. PSI shall have the right to purchase such materials, supplies, insurance or services in its own name and charge Owner an equitable share of the cost; provided, however, that such cost to Owner shall not be greater than would otherwise be incurred at competitive prices and terms available in the area where the Properties are located and provided further, PSI shall give Owner access to records so Owner may review any such expenses incurred.

     3. ANNUAL BUDGET AND LIMITATION ON CERTAIN EXPENDITURES. Upon Owner's request, on or before December 1st of each calendar year, PSI shall prepare at Owner's expense, and submit to Owner, a proposed operating budget containing:
(i) a proposed schedule of rents of the Properties for the ensuing year, (ii) an estimate of proposed expenditures and revenues for the ensuing year for the Properties showing all items for which expenditures shall be made, and (iii) such other facts and information respecting the ownership and operation of the Properties as may be reasonably required by Owner. Each operating budget shall cover the period from January 1 to December 31. Each operating budget shall, in each such case, be approved in writing by Owner before it shall become effective. No expenditures not shown on any budget approved by Owner shall be made by PSI during any such budget period, except with the prior written consent of Owner or as otherwise permitted by this Section 3.

     Notwithstanding the foregoing, PSI may, without Owner's prior consent, make expenditures not shown on a budget approved by Owner as follows: (i) in an aggregate annual amount of up to 130% of the total annual amount provided for in the then approved budget for any expenditures; and (ii) any expenditure, irrespective of amount, which PSI reasonably believes is necessary to preserve the physical well-being of a Property and which must be made before Owner's consent could reasonably be obtained.

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

     Owner shall promptly review each proposed operating budget, and each proposed revision thereto, and shall promptly notify PSI of any items not acceptable to Owner. If Owner does not object to a proposed operating budget within 10 days of receipt, it shall be deemed approved.

     4. DUTIES OF OWNER. Owner hereby agrees to cooperate with PSI in the performance of its duties under this Agreement and to that end, upon the request of PSI, to provide reasonable temporary office space for PSI employees on the premises of the Properties if ever required, and to give PSI access to all files, books and records of Owner relevant to the Properties.

     5. COMPENSATION OF PSI. Owner shall pay to PSI as the full amount due for the services herein provided a fee equal to six percent (6%) of the "Gross Revenue." The term "Gross Revenue" shall mean all amounts actually received by Owner (net of security deposits returned to tenants) arising from the operation of the Properties, including without limitation, rental and late payments of lessees of space in the Properties, vending machine or concessionaire revenues, if any, paid by the tenant of the Properties in addition to basic rent, parking fees, if any, and all money whether or not otherwise described herein paid for the use of the Properties. Gross Revenue shall be determined on a cash basis. The fee for each month shall be paid promptly after receipt of the report required by Section 2(g) hereof.

     The term "Gross Revenue" shall not include amounts received in connection with the Properties which do not arise from their operations, including but not limited to, insurance recoveries, condemnation awards and property damage payments.

     It is understood and agreed that such compensation will not be reduced by the cost to Owner of those employees and independent contractors engaged by or on behalf of Owner, including but not limited to the categories of personnel specifically referred to in Section 2(d). Except as provided in this Section 5, it is further understood and agreed that PSI shall not be entitled to additional compensation of any kind in connection with the performance by it of its duties under this Agreement.

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     6. Use of Service Marks.
        ---------------------

     (a) PSI represents and warrants that it has the right to grant a non-exclusive license in the United States to Owner under the following PSI registered service marks: "PUBLIC STORAGE" and "PS: PUBLIC STORAGE RENTAL SPACES" (the "Service Marks").

     (b) PSI hereby grants to Owner, during the term hereof, a non-exclusive license to use the Service Marks and related designs in conjunction with the rental and operation of Properties which are managed by PSI pursuant to this Agreement, and for no other purpose.

     (c) Owner agrees to bring to PSI's attention any notice of infringement or a conflict with asserted rights of others with respect to the Service Marks. PSI shall take, or cause to be taken, such action which, in its reasonable judgment, is necessary to protect such Service Marks.

     (d) PSI agrees to indemnify and hold harmless Owner and its officers and directors against any damages, liabilities or expenses (including attorneys' fees) resulting from an action or claim against Owner for infringement of the Service Marks.

     (e) Owner acknowledges that the Service Marks and related designs shall remain and be at all times the property of PSI, and that, except for the use thereof in conjunction with the rental and operation of Properties under this Agreement, during the term hereof, Owner shall have no right therein. Upon termination of this Agreement at any time for any reason, all such use by and for the benefit of Owner of the Service Marks and related designs in connection with the Properties shall, in any event, be terminated and any signs bearing any of the foregoing shall be removed from view and no longer used by Owner. Owner acknowledges that PSI will use and shall be unrestricted in its use or license, of the Service Marks and related designs in rendering services on behalf of other owners of self storage facilities both during and after the expiration or termination of the term of this Agreement.

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     7. Term and Termination.
        ---------------------

     (a) TERM. Owner may terminate this Agreement without cause upon sixty (60) days' notice to PSI, pursuant to Section 13 hereof and PSI may terminate this Agreement without cause upon sixty (60) days' notice to Owner given pursuant to
Section 13 hereof.

     (b) RETURN OF MATERIALS. Upon termination of this Agreement with respect to it, PSI shall promptly return to Owner all monies, books, records and other materials held by it for or on behalf of Owner.

     8. INDEMNIFICATION. Owner hereby agrees to indemnify and hold PSI and all officers, directors and employees of PSI harmless from any and all costs, expenses, attorneys' fees, suits, liabilities, judgments, damages and claims when engaged in services under this Agreement, arising from any cause, except for the willful misconduct, negligence or negligent omissions on the part of PSI or any such other person. PSI and all officers, directors and employees of PSI also shall not be liable for any error of judgment or for any mistake of fact or law, or for anything which they may do or refrain from doing hereinafter, except in cases of willful misconduct or negligence. PSI hereby agrees to indemnify and hold Owner harmless from any and all costs, expenses, attorneys' fees, suits, liabilities, judgments, damages and claims in connection with the Properties arising from the willful misconduct or negligence of PSI and all officers, directors and employees of PSI and, in addition, any amendments to this Agreement which would have the unintended effect of changing the economic relationship of the parties hereto, unless expressly stated otherwise herein.

     9. ASSIGNMENT. Neither this Agreement nor any right hereunder shall be assignable by Owner, and any attempt to do so shall be void. PSI shall have the right to assign this Agreement to an affiliate or a wholly or majority owned subsidiary; provided, however, any such assignee must assume all obligations of PSI hereunder, Owner's rights hereunder will be enforceable against any such assignee and PSI shall not be released from its liabilities hereunder unless Owner shall expressly agree thereto in writing.

     10. ADDITIONAL PARTIES. The term "Owner" as used in this Agreement shall include, and this Agreement shall cover not only the entities listed on Schedule

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A hereto, but also any limited partnership, general partnership or joint venture organized  after the date of this Agreement as to which PSI or a subsidiary is a
general   partner  or  joint   venturer   to  the  extent  such   entities   own
mini-warehouses.

     11. HEADINGS. The headings contained herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement.

     12. GOVERNING LAW. The validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties shall be governed by the internal laws of the state of California.

     13. NOTICES. Any notice required or permitted herein to be given shall be given in writing and shall be personally delivered or mailed, first class postage prepaid, to the respective addresses of the parties set forth below their signatures on the signature page hereof, or to such other address as any party may give to the other in writing.

     14. SEVERABILITY. Should any term or provision hereof be deemed invalid, void or unenforceable either in its entirety or in a particular application, the remainder of this Agreement shall nonetheless remain in full force and effect and, if the subject term or provision is deemed to be invalid, void or unenforceable only with respect to a particular application, such term or provision shall remain in full force and effect with respect to all other applications.

     15. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their permitted assigns and successors in interest.

     16. ATTORNEYS' FEES. If it shall become necessary for either party hereto to engage attorneys to institute legal action for the purpose of enforcing its rights hereunder or for the purpose of defending legal action brought by the other party hereto, the party or parties prevailing in such litigation shall be entitled to receive all costs, expenses and fees (including reasonable attorneys' fees) incurred by it in such litigation (including appeals).

     17.   COUNTERPARTS.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                            "PSI"
                            PUBLIC STORAGE, INC

                    By:     /s/  Harvey Lenkin
                            -------------------------------------------
                            Harvey Lenkin, President
                            701 Western Avenue, Suite 200
                            Glendale, California 91201


                            "Owners"
                            PUBLIC STORAGE, INC.

                            By: /s/  Harvey Lenkin
                            -------------------------------------------
                            Harvey Lenkin, President
                            701 Western Avenue, Suite 200
                            Glendale, California 91201

                            On behalf of all of the entities listed on Schedule A